WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



 INDEX                                                             EXHIBIT 3
 TO
 FINANCIAL STATEMENTS                                                Page
                                                                    Number

 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma
   as of September 30, 1996                                          2 - 3

 Consolidated Statement of Income for the Twelve Months Ended
   September 30, 1996                                                 4

 Consolidated Statement of Retained Earnings for the Twelve Months
   Ended September 30, 1996                                           5

 Statements of Long-Term Debt Outstanding as of September 30, 1996  6 - 9

 Statements of Preferred Stock Outstanding as of September 30, 1996   10


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of September 30, 1996    11

 Statement of Income for the Twelve Months Ended September 30, 1996   12


 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS                              13

 STATEMENT OF CHANGES                                                 14

 CAPITALIZATION RATIOS - Per books and Pro forma                      15

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           16

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma     Pro
                                                Books   Adjustments   Forma
                                              --------  -----------  --------
 ASSETS

 FIXED ASSETS
   Electric utility plant
     Production                                  $5,833               $5,833
     Transmission                                 1,521                1,521
     Distribution                                 4,040                4,040
     General                                      1,297                1,297
     Construction work in progress                  203                  203
     Nuclear fuel                                   175                  175
   Other Diversified                                 57                   57
                                               --------  --------   --------
                                                 13,126               13,126
   Less - Accumulated depreciation                4,820                4,820
                                               --------  --------   --------
                                                  8,306                8,306
                                               --------  --------   --------
 CURRENT ASSETS
   Cash and temporary cash investments              422                  422
   Special Deposits                                  60                   60
   Accounts receivable                            1,216                1,216
   Materials and supplies, at average cost          179                  179
   Electric fuel inventory, substantially at
      average cost                                  111                  111
   Prepayments and other                            164                  164
                                               --------  --------   --------
                                                  2,152                2,152
                                               --------  --------   --------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                             505                  505
   Mirror CWIP asset - net                          302                  302
   Other non-utility investments                    292                  292
   Income tax related regulatory assets, net        239                  239
   Goodwill                                       1,374                1,374
   Other                                            422                  422
                                               --------  --------   --------
                                                  3,134                3,134
                                               --------  --------   --------
                                                $13,592        $0    $13,592
                                               ========  ========   ========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma     Pro
                                                Books   Adjustments   Forma
                                              --------  -----------  --------

 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 210,800,000 shares     $737                 $737
     Paid-in capital                                999                  999
     Retained earnings                            1,996                1,996
     Foreign currency translation adjustment         (3)                  (3)
                                               --------  --------   --------
     Total Common Stock Equity                    3,729                3,729

   Preferred stock
     Not subject to mandatory redemption            293                  293
     Subject to mandatory redemption                 32                   32
   Long-term debt                                 4,315                4,315
                                               --------  --------   --------
     Total Capitalization                         8,369                8,369
                                               --------  --------   --------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                        65                   65
   Short-term debt                                  378                  378
   Short-term debt - CSW Credit                     809                  809
    Loan Notes                                       97                   97
   Accounts payable                                 457                  457
   Accrued taxes                                    451                  451
   Accrued interest                                  74                   74
   Other                                            175                  175
                                               --------  --------   --------
                                                  2,506                2,506
                                               --------  --------   --------
 DEFERRED CREDITS
   Accumulated deferred income taxes              2,229                2,229
   Investment tax credits                           295                  295
   Other                                            193                  193
                                               --------  --------   --------
                                                  2,717                2,717
                                               --------  --------   --------
                                                $13,592        $0    $13,592
                                               ========  ========   ========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)



 OPERATING REVENUES                              $4,806
                                               --------
 OPERATING EXPENSES AND TAXES
   Fuel and purchased power                       1,193
   United Kingdom Cost of Sales                   1,118
   Other operating                                  719
   Maintenance                                      154
   Depreciation and amortization                    454
   Taxes, other than income                         177
   Income taxes                                     233
                                               --------
                                                  4,048
                                               --------
 OPERATING INCOME                                   758
                                               --------

 OTHER INCOME AND DEDUCTIONS                        (45)
                                               --------
                                                    (45)

 INCOME BEFORE INTEREST CHARGES                     713
                                               --------
 INTEREST CHARGES
   Interest on long-term debt                       300
   Interest on short-term debt and other             99
                                               --------
                                                    399
                                               --------

 INCOME FROM CONTINUING OPERATIONS                  314

 DISCONTINUED OPERATIONS
   Income from discontinued operations, net
     of tax                                          23
   Gain on the sale of discontinued
     operations, net of tax                         113
                                               --------
                                                    136
                                               --------

 NET INCOME                                         450
   Preferred stock dividends                         18
                                               --------
 NET INCOME FOR COMMON STOCK                       $432
                                               ========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT SEPTEMBER 30, 1995         $1,914

 Add: Net income for common stock                   432
                                               --------
                                                  2,346

 Deduct: Common stock dividends                     348
                  Retained earnings adjustment        2
                                               --------
 RETAINED EARNINGS AT SEPTEMBER 30, 1996         $1,996
                                               ========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)


 CENTRAL POWER AND LIGHT COMPANY
  First mortgage bonds -
 Series J, 6-5/8%, due January 1, 1998                        $28
 Series L, 7%, due February 1, 2001                            36
 Series T, 7-1/2%, due December 15, 2014                      112
 Series AA, 7-1/2%,  due March 1, 2020                         50
 Series BB, 6%, due  October 1, 1997                          200
 Series CC, 7-1/4%,  due October 1, 2004                      100
 Series DD, 7-1/8%,  due December 1, 1999                      25
 Series EE, 7-1/2%,  due December 1, 2002                     115
 Series FF, 6-7/8%,  due February 1, 2003                      50
 Series GG, 7-1/8%,  due February 1, 2008                      75
 Series HH, 6%, due  April 1, 2000                            100
 Series II, 7-1/2%,  due April 1, 2023                        100
 Series JJ, 7-1/2%,  due May 1, 1999                          100
 Series KK, 6-5/8%,  due July 1, 2005                         200

 Installment sales agreements -
   Pollution control bonds
     Series 1984, 7-7/8%, due September 15, 2014                6
     Series 1986, 7-7/8%, due December 1, 2016                 60
     Series 1993, 6%, due July 1, 2028                        120
     Series 1995, 6-1/10%, due July 1, 2028                   101
     Series 1995, variable, due November 1, 2015               41
 Unamortized discount                                          (6)
 Unamortized costs of reacquired debt                         (91)
                                                         --------
                                                           $1,522
                                                         --------

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING (Continued)
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)



 PUBLIC SERVICE COMPANY OF OKLAHOMA
 First mortgage bonds -
   Series K, 7-1/4%, due January 1, 1999                      $25
   Series L, 7-3/8%, due March 1, 2002                         30
   Series S, 7-1/4%, due July 1, 2003                          65
   Series T, 7-3/8%, due December 1, 2004                      50
   Series U, 6-1/4%, due April 1, 2003                         35
   Series V, 7-3/8%, due April 1, 2023                        100
   Series W, 6-1/2%, due June 1, 2005                          50
 Long-term note
   Series A-1, 5.89%, due December 15, 2000                    10
   Series A-2, 5.91%, due March 1, 2001                         6
   Series A-3, 6.02%, due March 1, 2001                         5
   Series A-4, 6.02%, due March 1, 2001                         9
   Series A-5, 6.43%, due March 30, 2000                       10
 Installment sales agreements -
   Pollution control bonds
     Series A, 5.9%, due December 1, 2007                      35
     Series 1984 7-7/8, due September 15, 2014                 12 *
 Unamortized discount                                          (4)
 Unamortized costs of reacquired debt                         (18)
                                                         --------
*   Rounded down from 12,660,000                             $420
                                                         --------

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING (Continued)
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)

 SOUTHWESTERN ELECTRIC POWER COMPANY
 First mortgage bonds -
   Series V, 7-3/4%, due June 1, 2004                         $40
   Series W, 6-1/8%, due September 1, 1999                     40
   Series X, 7%, due September 1, 2007                         90
   Series Y, 6-5/8%, due February 1, 2003                      55
   Series Z, 7-1/4%, due July 1, 2023                          45
   Series  AA, 5-1/4%, due April 1, 2000                       45
   Series  BB, 6-7/8%, due October 1, 2025                     80
   1976 Series A, 6.2%, due November 1, 2006                    7
   1976 Series B, 6.2%, due November 1, 2006                    1
 Installment sales agreements -
   Pollution control bonds
     1978 Series A, 6%, due January 1, 2008                    14
     Series 1986, 8.2%, due July 1, 2014                       82
     1991 Series A, 8.2%, due August 1, 2011                   17
     1991 Series B, 6.9%, due November 1, 2004                 12
     Series 1992, 7.6%, due January 1, 2019                    54
 Bank loan, variable rate, due June 15, 2000                   50
 Railcar lease obligations                                     11
 Unamortized premium                                            1
 Unamortized costs of reacquired debt                         (44)
 Amount to be redeemed within one year                         (4)
                                                         --------
                                                             $596
                                                         --------
 WEST TEXAS UTILITIES COMPANY
 First mortgage bonds -
   Series P, 7-3/4%, due July 1, 2007                          25
   Series Q, 6-7/8%, due October 1, 2002                       35
   Series R, 7%, due October 1, 2004                           40
   Series S, 6-1/8%, due February 1, 2004                      40
   Series T, 7-1/2%, due April 1, 2000                         40
   Series U, 6-3/8%, due October 1, 2005                       80
 Installment sales agreement -
   Pollution control bonds
   Series 1984, 7-7/8%, due September 15, 2014                 44
 Unamortized discount and premium                              (1)
 Unamortized costs of reacquired debt                         (29)
                                                         --------
                                                             $274
                                                         --------

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING (Continued)
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (millions)

CSW U.K. GROUP
 Long-term debt facility, floating rate, due 2001            $729
 Eurobond, 8-1/2%, due October 3, 2005                        156
 Eurobond, 8-7/8%, due September 27, 2006                     156
 Notes, 6.95%, due August 1, 2001    *                        202
 Notes, 7.45%, due August 1, 2006    *                        202
 Unamortized discount and premium                              (2)
                                                         --------
                                                           $1,443
                                                         --------
   *  The $202 million amounts result from a U.S.
      dollar to British pound cross currency swap and
      the subsequent translation of those pounds back
      into U.S. dollars for U.S. reporting purposes.

 CENTRAL AND SOUTH WEST SERVICES, INC.
   Term loan facility, Variable rate, due
     December 1, 2001                                          60
                                                         --------
                                                              $60
                                                         --------
   TOTAL CONSOLIDATED                                      $4,315
                                                         ========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF PREFERRED STOCK OUTSTANDING
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)


 NOT SUBJECT TO MANDATORY REDEMPTION

 CENTRAL POWER AND LIGHT COMPANY
   4.00% Series,   100,000 shares                             $10
   4.20% Series,    75,000 shares                               7
   7.12% Series,   260,000 shares                              26
   8.72% Series,   500,000 shares                              50
   Auction Money Market,   750,000 shares                      75
   Auction Series A,  425,000 shares                           43
   Auction Series B,  425,000 shares                           43
   Issuance expense                                            (3)
                                                         --------
                                                             $251
                                                         --------
 PUBLIC SERVICE COMPANY OF OKLAHOMA

   4.00% Series,    97,900 shares                             $10
   4.24% Series,   100,000 shares                              10
                                                         --------
                                                              $20
                                                         --------
 SOUTHWESTERN ELECTRIC POWER COMPANY

   5.00% Series,    75,000 shares                              $8
   4.65% Series,    25,000 shares                               2
   4.28% Series,    60,000 shares                               6
                                                         --------
                                                              $16
                                                         --------
 WEST TEXAS UTILITIES COMPANY
   4.40% Series,    60,000 shares                               6
                                                         --------
 Total Consolidated                                          $293
                                                         ========
 SUBJECT TO MANDATORY REDEMPTION

   SOUTHWESTERN ELECTRIC POWER COMPANY
     6.95% Series, 352,000 shares                             $34
     Amount to be redeemed within one year                     (2)
                                                         --------
     Total Consolidated                                       $32
                                                         ========

 CENTRAL AND SOUTH WEST CORPORATION

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma     Pro
                                                Books   Adjustments   Forma
                                              --------  -----------  --------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     General                                         $4                   $4
   Less - Accumulated depreciation                   (1)                  (1)
                                               --------  --------   --------
 NET PLANT                                            3                    3

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)            3,914                3,914
                                               --------  --------   --------

 CURRENT ASSETS
   Cash and temporary cash investments                5                    5
   Advances to affiliates                           208                  208
   Accounts receivable - Affiliated                 162                  162
   Prepayments and other                              8                    8
                                               --------  --------   --------
                                                    383                  383
                                               --------  --------   --------
 DEFERRED CHARGES AND OTHER ASSETS                   58                   58
                                               --------  --------   --------
                                                 $4,358        $0     $4,358
                                               ========  ========   ========

 CAPITALIZATION
  Common Stock Equity -
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 210,800,000 shares     $737                 $737
   Paid-in capital                                  999                  999
   Retained earnings                              1,996                1,996
                                               --------  --------   --------
      Total Common Stock Equity                   3,732                3,732
                                               --------  --------   --------

   Long-term debt                                     0                    0
                                               --------  --------   --------
     Total Capitalization                         3,732                3,732
                                               --------  --------   --------

 CURRENT LIABILITIES
   Short-term debt                                  378                  378
   Accounts payable and other                       214                  214
                                               --------  --------   --------
                                                    592                  592
                                               --------  --------   --------
 DEFERRED CREDITS                                    34                   34
                                               --------  --------   --------
                                                 $4,358        $0     $4,358
                                               ========  ========   ========

 CENTRAL AND SOUTH WEST CORPORATION

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                         $152
     Public Service Company of Oklahoma                        35
     Southwestern Electric Power Company                       73
     West Texas Utilities Company                              17
     SEEBOARD plc                                              62
     Transok, Inc.                                             22
     CSW Credit, Inc.                                           8
     CSW Energy, Inc.                                          (9)
     CSW Leasing, Inc.                                          1
     CSW International, Inc.                                   (4)
     CSW Communications, Inc.                                  (3)
     Enershop Inc.                                             (1)
     Central and South West Services, Inc.                      0
   Other Income                                                53
                                                         --------
                                                             $406
                                                         --------
 EXPENSES AND TAXES

    General and administrative expenses                        32
    Interest expense                                           59
    Federal income taxes                                       (4)
                                                         --------
                                                               87
                                                         --------
 DISCONTINUED OPERATIONS
    Gain on sale of discontinued operations, net of tax       113
                                                         --------

 NET INCOME                                                  $432
                                                         ========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 SEPTEMBER 30, 1996
 UNAUDITED
 (Millions)
                                                               DR         CR
                                                            --------   --------
 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

          None


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

          None


 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 STATEMENT OF CHANGES

      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to September 30, 1996, other than in the ordinary course of business. See CSW
 Combined Quarterly Report on Form 10-Q for the quarter ended September 30,
 1996.


 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 CAPITALIZATION RATIOS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1996
                                               Common
                                               Stock    Preferred  Long-term
                                               Equity     Stock      Debt
                                              --------  --------   --------

 Central and South West Corporation
   and Subsidiary Companies
   (Consolidated) Per books                     44.6%      3.9%      51.6%

 Central and South West Corporation
   and Subsidiary Companies
   (Consolidated) Pro forma                     44.6%      3.9%      51.6%

 Central and South West Corporation (Corporate)
   Per books                                   100.0%      0.0%       0.0%

 Central and South West Corporation (Corporate)
   Pro forma                                   100.0%      0.0%       0.0%

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




      The notes to consolidated financial statements included in Central and South West Corporation's 1995 Annual Report on Form 10-K are hereby incorporated by reference and made a part of this report.



                                                          Page
                                                        Reference

 1995 Annual Report on Form 10-K                  pages 2-32 through 2-67








